UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 11, 2019

(Date of earliest event reported)

CLS Holdings USA, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55546

Nevada	45-1352286
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
11767 South Dixie Highway, Suite115, Miami, Florida 33156
(Address of principal executive offices, including zip code)

 (888) 438-9132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2019, CLS Holdings USA, Inc. (the “Company”), through its wholly-owned subsidiary, CLS Massachusetts, Inc., a Massachusetts corporation (“CLS Massachusetts”), entered into a membership interest purchase agreement (the “Purchase Agreement”) with CannAssist, LLC, a Massachusetts limited liability company (“CannAssist”), each of the members of CannAssist, and David Noble, as the members’ representative. Mr. Noble currently serves as the President of In Good Health, Inc., an entity that the Company holds an option to acquire.

Pursuant to the terms of the Purchase Agreement, CLS Massachusetts agreed to purchase 80% of the membership interests in CannAssist for a purchase price of $25 million (the “Purchase Price”), which will be utilized to fund the build-out of CannAssist’s recreational cannabis grow facility at its leased premises and for initial working capital. The Purchase Price will be delivered at the closing of the transactions contemplated by the Purchase Agreement. Closing will occur no later than 10 business days after the last of the conditions to closing set forth in Article VII of the Purchase Agreement have been satisfied or waived. These conditions include a requirement that CannAssist obtain a provisional license to operate a cannabis grow facility from state and city authorities and that these same authorities have approved a change of control application that permits CLS Massachusetts to own an 80% interest in CannAssist.

The Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions subject to certain limitations.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Concurrently with the execution of the Purchase Agreement, CLS Massachusetts and the other two equity owners of CannAssist agreed upon the terms of an amended and restated operating agreement for CannAssist to be executed upon the closing of the Purchase Agreement, and CannAssist entered into an Employment Agreement with Jon Napoli pursuant to which Mr. Napoli will serve as Chief Operating Officer of CannAssist for a term of 5 years, beginning on, and contingent upon, the closing of the transactions contemplated under the Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description

2.1*

Membership Interest Purchase Agreement, dated March 11, 2019, by and among CLS Massachusetts, Inc., CannAssist, LLC, the Members of CannAssist, LLC party thereto, and David Noble, in his capacity as Member Representative.

*

Schedules and exhibits to the Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company agrees to furnish supplementally a copy of any omitted schedules and exhibits to the Securities and Exchange Commission upon request, but reserves the right to request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any schedule or exhibit so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2019	CLS HOLDINGS USA, INC.

	By:	/s/ Jeffrey I. Binder
Jeffrey I. Binder
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*

Membership Interest Purchase Agreement, dated March 11, 2019, by and among CLS Massachusetts, Inc., CannAssist, LLC, the Members of CannAssist, LLC party thereto, and David Noble, in his capacity as Member Representative.

*

Schedules and exhibits to the Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company agrees to furnish supplementally a copy of any omitted schedules and exhibits to the Securities and Exchange Commission upon request, but reserves the right to request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any schedule or exhibit so furnished.